UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report: June 2, 2008

PUBLIC MEDIA WORKS, INC.

A Delaware Corporation

(Exact name of registrant as specified in its charter)

DELAWARE	000-29901	98-0020849
(State or other jurisdiction of incorporation or organization)	Commission file number	(IRS Employer Identification No.)

14759 Oxnard Street

Van Nuys, California 91411

(Address of principal executive offices)

818-904-9029

(Registrant’s telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 3.02	UNREGISTERED SALES OF EQUITY SECURITIES

Effective April 22, 2008, Public Media Works, Inc. (the “Company”) executed a consulting agreement for investor communication and public relations services with CRG Partners, Inc. (“CRG”). Pursuant to terms of the agreement, for the services provided by CRG under the agreement, the Company issued 60,000 shares of the Company’s restricted common stock to CRG for the initial 30 day term of the agreement. The issuance of the Company’s shares of common stock to CRG was exempt from registration under the Securities Act pursuant to Section 4(2) thereof. The shares of the Company’s Common Stock issued to CRG are restricted shares, and may not be sold, transferred or otherwise disposed without registration under the Securities Act or an exemption thereunder.

Effective as of May 21, 2008, the Company raised $25,000 through the sale of a total of 100,000 shares of Company common stock at $.25 per share to Kevin Kearney, an accredited investor. The issuance of the Company’s shares of common stock was exempt from registration under the Securities Act pursuant to Section 4(2) thereof. The shares of the Company’s Common Stock to be issued to Mr. Kearney are restricted shares, and may not be sold, transferred or otherwise disposed without registration under the Securities Act or an exemption thereunder. The description of the terms of the sale of shares is qualified by reference to the complete copy of the subscription agreement which is filed as an exhibit to this report and incorporated herein by reference.

Effective as of June 2, 2008, the Company converted $30,000 of Company debt owed to George Mainas into 120,000 shares of Company common stock at $.25 per share. Mr. Mainas is a director, creditor and shareholder of the Company. The shares of the Company’s Common Stock to be issued to Mr. Mainas are restricted shares, and may not be sold, transferred or otherwise disposed without registration under the Securities Act or an exemption there under. The description of the terms of the sale of shares is qualified by reference to the complete copy of the subscription agreement which is filed as an exhibit to this report and incorporated herein by reference.

ITEM 5.02	Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers

Effective as of June 2, 2008, the Board of Directors of the Company appointed Kevin Kearney as a director. Mr. Kearney served as the President of Kearney & O’Banion, Inc. since 1980, which specializes in the design-build, renovation and restoration of premier homes and commercial properties in San Francisco, California and surrounding Bay area. Mr. Kearney has also served as in expert witness in numerous cases relating to commercial and residential building construction since 1992. Mr. Kearney has served on the board of directors of Promia, Inc. since 2001. Promia is a development firm, software provider and security solutions tool provider to government and industry. Mr. Kearney is also an accomplished writer, educator and classically educated painter. Mr. Kearney has completed two novels and his art works have been featured in numerous gallery exhibitions. Mr. Kearney graduated from the Maryland Institute College of Art, Cum Laude, in 1974, and received his Master of Fine Arts degree, Magna Cum Laude, from the University of California, Davis in 1977.

ITEM 9.01	FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits

No.	Description

10.71	Subscription Agreement dated May 21, 2008 with Kevin Kearney

10.72	Subscription and Debt Conversion Agreement dated June 2, 2008 with George Mainas

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

PUBLIC MEDIA WORKS, INC.

Dated: June 2, 2008	By:	/s/ Al Hayes
Al Hayes
Chief Executive Officer